Delaware
The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND

CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THERMAL TECHNOLOGY SERVICES, INC.", CHANGING ITS NAME FROM

"THERMAL TECHNOLOGY SERVICES, INC." TO "STANDARD MOBILE, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAYOF OCTOBER, A,D.

 2007, AT 5:31 O'CLOCK P,M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware
Secretary, of State
Division of Corporations
Delivered 06:11 PM 10/11/2007
FILED 05:31 PM 10/11/2007
SRV 071108602 - 4074107 FILE

STATE OF DELAWARE
CERTIFICATION OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
THERMAL TECHNOLOGY SERVICES, INC.

A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Thermal Technology Services, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of the corporation is hereby amended to Standard Mobile, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment

IN WITNESS WHEREOF, said Thermal Technology Services, Inc. has caused this certificate to be signed by Mr. Won Bum Lee, an Authorized Officer, this 11th day of October, 2007.

By:/s/ Worn Bum Lee
Authorized Officer
Title:  Chief Executive Officer
Name:  Mr. Won Bum Lee
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